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                                                                    EXHIBIT 23.1



                          INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in this Registration Statement of BorgWarner Inc. on Form S-3 of our report on BorgWarner Inc. for the year ended December 31, 2000, dated February 7, 2001, incorporated by reference in the Annual Report on Form 10-K of BorgWarner Inc. for the year ended December 31, 2000 and to the reference to us under the heading "Experts" in this Registration Statement.



/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois
November 19, 2001